Exhibit 10.5
Boston Scientific Corporation 2003 Long-Term Incentive Plan
(As Amended and Restated June 1, 2008)
Deferred Stock Unit Award Agreement
Month dd, yyyy
[Employee’s Name]
(“Participant”)
EMPLOYEE COPY
PLEASE RETAIN FOR YOUR RECORDS

Boston Scientific Corporation 2003 Long-Term Incentive Plan
(As Amended and Restated June 1, 2008)
Deferred Stock Unit Award Agreement
     This Deferred Stock Unit Award Agreement (the “Agreement”), dated ddth day of Month, yyyy (the “Grant Date”), is between you and Boston Scientific Corporation, a Delaware corporation, (the “Company”) in connection with the Award of Deferred Stock Units by the Committee under the Boston Scientific Corporation 2003 Long-Term Incentive Plan (the “Plan”). Capitalized terms used but not defined in this Agreement shall have the same meaning as assigned to them in the Plan. The applicable terms and conditions of the Plan are incorporated into and made a part of this Agreement.
     1. Grant of Units. The Committee hereby grants you that number of Deferred Stock Units as set forth in this Agreement (the “Units”). Each Unit represents the Company’s commitment to issue to you one share of Stock subject to the conditions set forth in this Agreement. This Award is granted pursuant to and is subject to the provisions of the Plan and the terms and conditions of this Agreement and any applicable Addendum.
     2. Vesting. The Units shall vest and shares of Stock will be issued to you according to the vesting schedule set forth in this Agreement. Except as otherwise provided in Sections 4, 5, and 7 below, the Units will vest, subject to the conditions described in Section 6 below, in approximately equal annual installments on each of the five (5) consecutive anniversaries of the Grant Date, beginning on the first anniversary of the Grant Date. If, however, you have entered into a Change in Control Agreement with the Company, the Units will vest according to the provisions of the Change in Control Agreement. No shares of Stock shall otherwise be issued to you prior to the date on which the Units vest. Notwithstanding anything in the Agreement to the contrary, the Company may, in its sole discretion, settle the Units in the form of a cash payment to the extent that settlement in shares of Stock is prohibited under local law or would require the Company to obtain the approval of any governmental and/or regulatory body in your country of residence (or country of employment, if different). Alternatively, the Company may, in its sole discretion, settle the Units in the form of shares of Stock but require you to immediately sell such Stock.
     3. Participant’s Rights in Stock. The shares of Stock, if and when issued to you pursuant to this Agreement, shall be registered in your name and evidenced in a manner as determined by the Company, in its sole discretion. Under no circumstance will you be deemed, by virtue of the granting of the Units, to be a holder of any shares of Stock underlying the Units or be entitled to the rights or privileges of a holder of such shares of Stock (including the right to receive dividends or vote the shares of Stock), unless and until the Units have vested with respect to such shares of Stock and the shares of Stock have been issued to you.

     4. Death. In the event of your death while employed by the Company or an Affiliate, any Units that have not vested prior to the date of your death shall immediately vest and shares of Stock shall be issued in accordance with your will or the laws of descent and distribution; provided that you have remained in continuous service with the Company or an Affiliate through the first anniversary of the Grant Date. In the event that your death occurs prior to the first anniversary of the Grant Date, a portion of the Units equal to the percentage of the year completed prior to death shall immediately vest and shares of Stock shall be issued in accordance with your will or the laws of descent and distribution and all remaining unvested Units shall immediately terminate and be forfeited.
     5. Retirement. In the event of your Retirement (as the term is defined below or determined under local law), any Units that have not vested prior to the date of your Retirement shall immediately vest and shares of Stock shall be issued to you, provided you have remained in continuous service with the Company or an Affiliate through the first anniversary of the Grant Date. In the event that your Retirement occurs prior to the first anniversary of the Grant Date, all Units shall immediately terminate and be forfeited.
     6. Disability. In the event of your Disability (as the term is defined below or determined under local law), any Units that have not vested prior to the date of your Disability shall immediately vest and shares of Stock shall be issued to you; provided you have remained in continuous service with the Company or an Affiliate through the first anniversary of the Grant Date. In the event that your Disability occurs prior to the first anniversary of the Grant Date, all Units shall immediately terminate and be forfeited.
     7. Other Termination of Employment — Vesting Conditions. If your employment with the Company or an Affiliate terminates for any reason other than death, Retirement or Disability, any Units that have not vested shall terminate and be forfeited on the effective date of such termination. The issuance of shares of Stock is conditioned on your continuous employment with the Company or an Affiliate through and on the applicable anniversary of the Grant Date as set forth in Section 2 above. Your termination date shall be the last day of your active service with the Company or an Affiliate (if applicable), except if your employment is terminated for Cause, in which case unvested Units shall be forfeited upon notice of your termination for Cause.
     8. Change in Control of the Company. In the event of a Change in Control of the Company, any Units that have not vested prior to the Change in Control shall immediately vest and shares of Stock will be issued to you; provided, however, that if you have entered into a Change in Control Agreement with the Company, the Units will vest according to the provisions of the Change in Control Agreement.
     9. Consideration for Stock. The shares of Stock subject to the Units are intended to be issued for no cash consideration.

     10. Delivery of Stock. The Company shall not be obligated to deliver any shares of Stock to be awarded hereunder until (a) all federal, state and local laws and regulations, as the Company may deem applicable, have been complied with; (b) the shares have been listed or authorized for listing upon official notice to the New York Stock Exchange, Inc. or have otherwise been accorded trading privileges; and (c) all other legal matters in connection with the issuance and delivery of the shares have been approved by the Company’s legal department.
     In this regard, if you are a local national of and employed in a country that is a member of the European Union, the grant of the Units and the terms and conditions governing the Units are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Units is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
     11. Transferability. Until the vesting conditions of this Award have been satisfied and shares of Stock have been issued in accordance with the terms of this Agreement and any applicable Addendum or by action of the Committee, the Units awarded under this Agreement are not transferable and you shall not sell, transfer, assign, pledge, gift, hypothecate or otherwise dispose of or encumber the Units awarded under this Agreement. Transfers of shares of Stock by you are subject to the Company’s Stock Trading Policy.
     12. Satisfaction of Tax Obligations. Regardless of any action the Company takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company or the Affiliate that employs you (if applicable) (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units or the shares of Stock issued upon vesting of the Units, and (b) do not commit to structure the terms of the Award (or any aspect of the Units) to reduce or eliminate your liability for Tax-Related Items.
     Upon the issuance of shares of Stock or the satisfaction of any vesting condition with respect to the shares of Stock to be issued hereunder, if your country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, the Company may hold back from the total number of shares of Stock to be delivered to you, and shall cause to be transferred to the Company, whole shares of Stock that have an aggregate Fair Market Value sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the shares of Stock. The cash equivalent of the shares of Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. By accepting the grant of Units, you expressly consent to the withholding of shares of Stock and/or cash as provided for hereunder. All other Tax-Related Items related to the grant of Units and any shares of Stock delivered in settlement thereof are your sole responsibility. In no event shall whole shares be withheld by or delivered to the Company in satisfaction of any Tax-Related Items in excess of the maximum statutory tax withholding required by law. You agree to indemnify the Company against any and all liabilities, damages, costs and expenses that the Company may hereafter incur, suffer or be required to pay with respect to the payment or withholding of any Tax-Related Items.
     The Units are intended to be exempt from the requirements of U.S. Code Section 409A. The Plan and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that the Agreement is subject to U.S. Code Section 409A and that it has failed to comply with the requirements of that Section, the Company may, in its sole discretion, and without your consent, amend this Agreement to cause it to comply with U.S. Code Section 409A or be exempt from U.S. Code Section 409A.
     13. Repatriation and Legal/Tax Compliance Requirements. If you are resident or employed outside of the United States, you agree, as a condition of the grant of Units, to repatriate all payments attributable to the shares of Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Stock acquired pursuant to the Units) in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you agree to take any and all actions, and consent to any and all actions taken by the Company, as may be required to allow the Company to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).
     14. Data Privacy. The collection, processing and transfer of your personal data as it relates to the Units is necessary for the Company’s administration of the Plan and your participation in the Plan, and your denial and/or objection to the collection, processing and transfer of personal data may affect your ability to participate in the Plan. As such, you voluntarily acknowledge, consent and agree (where required under applicable law) to the collection, use, processing and transfer of personal data as described in this Section 13.
     You understand that the Company or the Affiliate that employs you (if applicable) holds certain personal information about you, including (but not limited to) your name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Stock held in the Company, and details of all Stock Options and Deferred Stock Units awarded to you (vested, unvested and expired) for the purpose of managing and administering the Plan (“Data”). The Data may be provided by you or collected, where lawful, from the Company, its Affiliates or third parties, and the Company or the Affiliate that employs you will process the Data for the exclusive purpose of implementing, administering and managing your participation in the Plan. The data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in your country of residence.
     You hereby explicitly consent to the transfer of Data by the Company or the Affiliate that employs you (if applicable) as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company or the Affiliate that employs you (if applicable) may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan, including but not limited to the Bank of New York Mellon (“BNY Mellon”) or any other third party that the Company or BNY Mellon may engage to assist with the administration of the Plan from time to time. You also consent to the transfer of Data outside your country of residence or employment (if applicable), including to the United States. You hereby authorize (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Stock on your behalf to a broker or other third party with whom you may elect to deposit any shares of Stock acquired pursuant to the Plan.
     You may, at any time, exercise your rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and your participation in the Plan. You may seek to exercise these rights by contacting your local Human Resources manager.
     15. No Rights to Continued Employment. The Units granted under the Plan and this Agreement (and any applicable Addendum to this Agreement) shall not confer upon you any right to continue in the employ of the Company, and this Agreement (and any applicable Addendum to this Agreement) shall not be construed in any way to limit the Company’s right to terminate or change the terms of your employment.
     16. Discretionary Nature of Plan. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled or terminated by the Administrator, in its sole discretion, at any time. The grant of the Units under the Plan is a one-time benefit and does not create any contractual or other right to receive Units or benefits in lieu of Units in the future. Future Awards under the Plan, if any, will be at the sole discretion of the Administrator, including, but not limited to, the form and timing of any Award, the number of shares of Stock subject to such Units and the vesting provisions. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of your employment with the Company or its Affiliates.
     17. Voluntary Participation in the Plan. You acknowledge that your participation in the Plan is voluntary.
     18. Extraordinary Item of Compensation. The grant of Units under the Plan is an extraordinary item of compensation outside the scope of your employment (and your employment contract, if any). Any grant of Units under the Plan is not part of normal or expected compensation or salary for any purpose, including, but not limited to, the calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and, in no event, should be considered as compensation for, or relating in any way to, past services for the Company or an Affiliate.
     19. Waiver of Entitlement to Compensation or Damages. In consideration of the grant of the Units under this Agreement, no claim or entitlement to compensation or damages shall arise from termination of the Units or diminution in value of the Units or shares acquired upon vesting of the Units resulting from termination of your employment by the Company or an Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and the Affiliate from any such claim that may arise. Notwithstanding the foregoing, if any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, you will be deemed to have irrevocably waived your entitlement to pursue such claim.
     20. Not a Public Offering. The grant of the Units under the Plan is not intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings to the local securities authorities unless otherwise required under local law.
     21. No Advice Regarding Grant. No Employee of the Company is permitted to advise you regarding your participation in the Plan or your acquisition or sale of the shares of Stock subject to the Units. Investment in shares of Stock involves a degree of risk. Before deciding whether to participate in the Plan, you should carefully consider all risk factors relevant to the acquisition of shares of Stock under the Plan, and you should carefully review all of the materials related to the Stock Option and the Plan. You are hereby advised to consult with your own personal tax, legal and financial advisors before taking any action related to the Plan.
     22. Investment Intent. You acknowledge that the acquisition of the shares of Stock to be issued hereunder is for investment purposes without a view to distribution thereof.

     23. Award Subject to the Plan. The Award to be made pursuant to this Agreement is made subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and conditions of the Plan will govern and prevail. However, no amendment of the Plan after the date hereof may adversely alter or impair the issuance of the shares of Stock to be made pursuant to this Agreement. You hereby accept the Units subject to all the terms and provisions of the Plan and this Agreement and agree that all decisions under, and interpretations of, the Plan and this Agreement by the Administrator, Committee or the Board shall be final, binding and conclusive upon you and your heirs and legal representatives.
     24. Electronic Delivery of Documents. The Company may, in its sole discretion, deliver any documents related to the Units and participation in the Plan or future grants of Units that may be granted under the Plan, by electronic means unless otherwise prohibited by local law. You hereby consent to receive such documents by electronic delivery.
     25. Language. If you are resident outside of the United States, you hereby acknowledge and agree that it is your express intent that this Agreement and any applicable Addendum, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Units, be drawn up in English. If you have received this Agreement and any applicable Addendum, the Plan or any other documents related to the Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
     26. Addendum. Notwithstanding any provision of this Agreement to the contrary, the Units shall be subject to any special terms and conditions for your country of residence (and country of employment, if different) as are forth in the applicable addendum to the Agreement (the “Addendum”). Further, if you transfer your residence and/or employment to another country reflected in the Addenda to these Agreements, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan. Any applicable Addendum shall constitute part of this Agreement.
     27. Additional Requirements. The Administrator reserves the right to impose other requirements on the Units, any shares of Stock acquired pursuant to the Units and your participation in the Plan to the extent the Administrator determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws or to facilitate the administration of the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

     28. Legal Notices. Any legal notice necessary under this Agreement shall be addressed to the Company in care of its General Counsel at the principle executive offices of the Company and to you at the address appearing in the personnel records of the Company for you or to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
     29. Conflicts. The Units granted pursuant to this Agreement and any applicable Addendum is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. This Agreement contains terms and provisions established by the Committee specifically for the grant described herein. Unless the Committee has exercised its authority under the Plan to establish specific terms of an Award, the terms of the Plan shall govern. Subject to the limitations set forth in the Plan, the Committee retains the right to alter or modify the Stock Units granted pursuant to this Agreement as the Committee may determine are in the best interests of the Company.
     30. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof) and applicable federal laws.
     31. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.
     32. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to the one and the same instrument.
     33. Defined Terms: The following terms, when used in this Agreement, shall have the meanings and be subject to the provisions set forth below:
     “Disability”: Permanent and total disability as determined under the Company’s long-term disability program for employees then in effect.
     “Retirement”: Unless the Administrator expressly provides otherwise, cessation of employment or other service relationship with the Company and its Affiliates if, as of the date of such cessation, (i) the Participant has attained the age 50, (ii) the Participant has accrued at least five years of service with the Company and its Affiliates, and (iii) the sum of the Participant’s age and years of service as of such date equals or exceeds 62.
     “Cause”: Felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s misconduct or dishonesty which is harmful to the business or reputation of the Company.

SIGNATURE PAGE
     IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Participant have executed and delivered this Agreement as a sealed instrument as of the date and year first above written.
Number of Deferred Stock Units: ####
Vesting Schedule
20%      Month dd, yyyy
20%      Month dd, yyyy
20%      Month dd, yyyy
20%      Month dd, yyyy
20%      Month dd, yyyy

PARTICIPANT:

Signature
<<Employee Name>>

BOSTON SCIENTIFIC CORPORATION

J. Raymond Elliott
President and Chief Executive Officer

BOSTON SCIENTIFIC CORPORATION
ADDENDA TO THE AWARD AGREEMENT
RELATING TO DEFERRED STOCK UNITS GRANTED
PURSUANT TO THE 2003 LONG-TERM INCENTIVE PLAN
In addition to the terms of the Plan and the Agreement, the Units are subject to the following additional terms and conditions. All defined terms contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement. Pursuant to Section 24 of the Agreement, if you transfer your residence and/or employment to another country reflected in an Addenda, the additional terms and conditions for such country (if any) will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan.
DENMARK
Treatment of Restricted Stock Units upon Termination of Service. Notwithstanding any provisions in the Agreement to the contrary, the treatment of the Units upon the Participant’s termination of Service shall be governed by the Act on Stock Options in Employment Relations.
FRANCE
Use of English Language. You acknowledge and agree that it is your express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Vous reconnaissez et consentez que c’est votre souhait exprès qui cet accord, de meme que tous documents, toutes notifications et tous procédés légaux est entré dans, donné ou instituté conformément ci-annexé ou relatant directement ou indirectement ci-annexé, est formulé dans l’anglais.
HONG KONG
IMPORTANT NOTICE/WARNING. The Agreement, the Addendum thereto for Hong Kong, and all other materials pertaining to the Award have not been reviewed by any regulatory authority in Hong Kong. You are hereby advised to exercise caution in relation to the offer. If the you have any doubts about any of the contents of the materials pertaining to the Award, you should obtain independent professional advice.
NETHERLANDS
Waiver of Termination Rights. As a condition to the grant of the Units, you hereby waive any and all rights to compensation or damages as a result of the termination of employment with the Company and the Subsidiary that employs you in the Netherlands for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) your ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.
UNITED KINGDOM
1. Income Tax and Social Insurance Contribution Withholding. The following provision shall replace Section 10 of the Agreement:
Regardless of any action the Company or the Affiliate that employs you (the “Employer”) takes with respect to any or all income tax, primary and secondary Class 1 National Insurance contributions, payroll tax or other tax-related withholding attributable to or payable in connection with or pursuant to the grant or vesting of the Award and the acquisition of Stock, or the release or assignment of the Award for consideration, or the receipt of any other benefit in connection with the Award (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility. Furthermore, the Company and/or your Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Award, the vesting of the Award, and the issuance of Stock in settlement, the subsequent sale of any Stock acquired and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items.
As a condition of the issuance of Stock upon vesting of the Award, the Company and/or your Employer shall be entitled to withhold and you agree to pay, or make adequate arrangements satisfactory to the Company and/or your Employer to satisfy, all obligations of the Company and/or your Employer to account to HM Revenue & Customs (“HMRC”) for any Tax-Related Items. In this regard, you authorize the Company and/or your Employer to withhold all applicable Tax-Related Items legally payable by you by withholding a sufficient number of whole shares of Stock having a fair market value (determined in the Company’s reasonable discretion) on the applicable withholding date equal to the minimum amount of Tax-Related Items required to be withheld. Alternatively, or in addition, if permissible under local law, you authorize the Company and/or your Employer, at its discretion and pursuant to such procedures as it may specify from time to time, to satisfy the obligations with regard to all Tax-Related Items legally payable by you by one or a combination of the following: (a) withholding from any wages or other cash compensation paid to you by the Company and/or your Employer; (b) arranging for the sale of shares of Stock otherwise deliverable to you (on your behalf and at your direction pursuant to this authorization); or (c) withholding from the proceeds of the sale of shares of Stock acquired upon vesting of the Award. If the obligation for Tax-Related Items is satisfied by withholding a whole number of shares of Stock as described herein, you will be deemed to have been issued the full number of shares subject to the Award, notwithstanding that a number of the shares of stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Award.
If, by the date on which the event giving rise to the Tax-Related Items occurs (the “Chargeable Event”), you have relocated to another country, you acknowledge that the Company and/or your Employer may be required to withhold or account for Tax-Related Items in more than one country.
You also agree that the Company and your Employer may determine the amount of Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right which you may have to recover any overpayment from the relevant tax authorities. You shall pay to the Company or your Employer any amount of Tax-Related Items that the Company or your Employer may be required to account to HMRC with respect to the Chargeable Event that cannot be satisfied by the means previously described. If payment or withholding is not made within 90 days of the Chargeable Event or such other period as required under U.K. law (the “Due Date”), you agree that the amount of any uncollected Tax-Related Items shall (assuming you are not a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), constitute a loan owed by you to your Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current HMRC Official Rate and it will be immediately due and repayable, and the Company and/or your Employer may recover it at any time thereafter by any of the means referred to above. If any of the foregoing methods of collection are not allowed under applicable laws or if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, the Company may refuse to deliver the Stock acquired under the Plan.
2. Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages in consequence of the termination of your employment with your Employer for any reason whatsoever and whether or not in breach of contract, insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Award as a result of such termination, or from the loss or diminution in value of the Award. Upon the grant of your Award, you shall be deemed irrevocably to have waived any such entitlement.